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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 1995
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                              CSS INDUSTRIES, INC.
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               (Exact name of registrant specified in its charter)

   Delaware                      1-2661                       13-1920657
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(State or other               (Commission                   (IRS Employee
jurisdiction of               File Number)                Identification No.)
incorporation)


            1845 Walnut Street
        Philadelphia, Pennsylvania                             19103
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 (Address of principal executive offices)                    (Zip Code)


           Registrant's telephone, including area code: (215) 569-9900
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         (Former name and former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets
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         Effective November 15, 1995, CSS Industries, Inc. ("CSS" or the
"Company") acquired all of the outstanding shares of Cleo, Inc., a Tennessee corporation ("Cleo") from Gibson Greetings, Inc. ("Gibson") in accordance with a stock purchase agreement dated October 3, 1995 between CSS and Gibson (the "Stock Purchase Agreement").

         The Company acquired all of the shares of common stock, par value $.01 per share from Gibson for an aggregate consideration of approximately $133 million, payable $108.5 million in cash and $24.5 million in a short-term note. The purchase price is approximately $60 million below Cleo's net book value and is subject to post-closing adjustment depending upon Cleo's net book value on the date of Closing. A $12 million portion of the purchase price is being held in escrow to cover any purchase price adjustment and certain indemnification obligations. The purchase price for Cleo was determined as a result of arms-length negotiations between representatives of the Company and Gibson. The transaction is being treated for accounting purposes as a purchase.

         Cleo, based in Memphis, Tennessee, is a designer, manufacturer and distributor of promotional gift wrap and gift wrap accessories to mass market retailers throughout the United States and Canada. The Company generally intends to continue such uses for the assets of Cleo, although the Company is considering selling or discontinuing certain market segments. Cleo is now a wholly-owned subsidiary of the Company.

         On November 15, 1995, the Company entered into a senior unsecured revolving credit facility in an aggregate principal amount of $195,000,000 pursuant to a Loan Agreement among CSS, CoreStates Bank, N.A., as administrative agent, Merrill Lynch & Co., as the syndication agent and certain banks (the "Loan Agreement"). Proceeds of the new credit facility were used to pay the cash portion of the purchase price and replace the Company's existing line of credit and an existing subsidiary line of credit. The Company's obligations under the Loan Agreement have been guaranteed by certain of the Company's subsidiaries, including Cleo. It is anticipated that the Company will borrow under the new credit facility to fund the working capital requirements of Cleo and the Company's other subsidiaries, to finance future acquisitions (subject to satisfaction or waiver of the covenants in the Loan Agreement relating to future acquisitions), and to provide funding for other general corporate purposes.





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Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)      Consolidated Financial Statements of Cleo and its
Subsidiaries.

                  (1) Reports of Independent Public Accountants.*

                  (2) Consolidated Balance Sheets of Cleo and its Subsidiaries as of November 15, 1995, December 31, 1994 and December 31, 1993.*

                  (3) Consolidated Statements of Operations of Cleo and its Subsidiaries for the period ended November 15, 1995 and the years ended December 31, 1994 and 1993.*

                  (4) Consolidated Statements of Cash Flows of Cleo and its Subsidiaries for the period ended November 15, 1995 and the years ended December 31, 1994 and 1993.*

                  (5) Consolidated Statements of Changes in Stockholders' Equity of Cleo and its Subsidiaries for the period ended November 15, 1995 and for the years ended December 31, 1994 and 1993.*

                  (6) Notes to Consolidated Financial Statements.*

         (b)      Pro Forma Financial Information (Unaudited).

                  (1) Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1995.*

                  (2) Pro Forma Consolidated Statements of Operations for the period ended September 30, 1995.*

         (c)      Exhibits.

                  (2.1) Stock Purchase Agreement, dated October 3, 1995 between CSS Industries, Inc. and Gibson Greetings, Inc.**

                  (10.1) Loan Agreement dated November 15, 1995 among CSS Industries, Inc., CoreStates Bank, N.A., as administrative agent, Merrill Lynch & Co., as the syndication agent and certain banks.

                  (10.2) Non-Transferrable Promissory Note dated November 15, 1995 from CSS Industries, Inc. in favor of Gibson Greetings, Inc. in the original principal amount of $24,574,157.




*To be filed on Form 8 as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.

**Filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference.



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                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CSS INDUSTRIES, INC.
                                         (Registrant)


                                    By /s/ James G. Baxter
                                       ---------------------------------
                                       James G. Baxter
                                       Vice President - Finance and
                                       Chief Financial Officer


Dated:  November 30, 1995


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                                  Exhibit Index
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     Exhibit                                                        Page
     -------                                                        ----
Exhibit 10.1    Loan Agreement dated November 15, 1995 among CSS
                Industries, Inc., CoreStates Bank, N.A., as administrative agent, Merrill Lynch & Co., as the syndication agent and certain banks

Exhibit 10.2    Non-Transferrable Promissory Note dated November
                15, 1995 from CSS Industries, Inc. in favor of
                Gibson Greetings, Inc. in the original principal amount of $24,574,157